Subject To Completion And Modification

COLLEGE LOAN LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGE LOAN LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGE LOAN LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COLLEGE LOAN LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-252-5452.

TERM SHEET

$1,500,000,000
Student Loan Asset-Backed Notes, Series 2007-1

College Loan Corporation Trust II
Issuing Entity

	College Loan LLC Depositor		College Loan Corporation Sponsor, Master Servicer and Issuer Administrator
	Original Principal Amount	Interest Rate	Final Maturity Date	Price to Public	Underwriting Discount	Proceeds to Issuing Entity(1)
Class A-1 Notes	$200,000,000	3-month LIBOR plus __%	January 25, 2023	100%	0.190%	$199,620,000
Class A-2 Notes	$278,000,000	3-month LIBOR plus __%	July 25, 2026	100%	0.220%	$277,388,400
Class A-3 Notes	$222,000,000	3-month LIBOR plus __%	April 25, 2029	100%	0.260%	$221,422,800
Class A-4 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-5 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-6 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-7 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-8 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-9 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-10 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-11 Notes	$75,000,000	Auction Rate	January 25, 2047	100%	0.180%	$74,865,000
Class A-12 Notes	$50,000,000	Auction Rate	January 25, 2047	100%	0.180%	$49,910,000
Class A-13 Notes	$50,000,000	Auction Rate	January 25, 2047	100%	0.180%	$49,910,000
Class B-1 Notes	$25,000,000	Auction Rate	January 25, 2047	100%	0.200%	$24,950,000
Class B-2 Notes	$25,000,000	Auction Rate	January 25, 2047	100%	0.200%	$24,950,000
Class B-3 Notes	$25,000,000	Auction Rate	January 25, 2047	100%	0.200%	$24,950,000
Class B-4 Notes	$25,000,000	Auction Rate	January 25, 2047	100%	0.200%	$24,950,000

Total	$1,500,000,000					$1,496,971,200

_________________
(1)      Before deducting expenses estimated to be approximately $924,000.

          The issuing entity also will issue in a privately negotiated transaction $200,000,000 aggregate principal amount of its series 2007-1 class A-14 senior reset rate notes. These notes are not being offered hereby. The aggregate initial principal balance of the offered notes and the non-offered notes is $1,700,000,000.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

          This term sheet constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel.

Citigroup (Joint Book Runner)	Goldman, Sachs & Co. (Joint Book Runner)	JPMorgan (Joint Book Runner)	UBS Investment Bank (Joint Book Runner)

Deutsche Bank
(Co-Manager)

February 26, 2007

Additional Note Terms

          The information contained herein refers to and supplements certain of the information contained in the issuing entity’s Free-Writing Prospectus dated February 8, 2007 and the Prospectus dated February 8, 2007 (collectively, the “Free-Writing Prospectus”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Free-Writing Prospectus.

Closing Date

           March 6, 2007

Collateralization Ratios

          On the closing date, after we issue the series 2007-1 notes and acquire the student loans that we expect to acquire on the closing date:

•	the senior asset percentage will equal approximately 103.47%; and

•	the subordinate asset percentage will equal approximately 97.39%.

Record Date

          Payments on the series 2007-1 notes will be payable to the record holders of the series 2007-1 notes as of the close of business on the record date, which (i) for the LIBOR Rate Notes is the business day before the related distribution date and (ii) for the auction rate notes is generally the second business day before the related distribution date (unless payments are then made quarterly, in which case the record date shall be the business day before the related distribution date).

Retirement Account

          Subject to the “Description of the Series 2007-1 Notes – Retirement Account” in the Free-Writing Prospectus, the class A auction rate notes may be redeemed at our option, in whole or in part, on any auction rate distribution date for that class at a price equal to 100% of the principal amount of the class of notes being redeemed, plus accrued interest to the redemption date. Any carry-over amounts accrued on the class A auction rate notes being redeemed (if not paid on such redemption date) will be extinguished on the date of such optional redemption.

Interest Payments

          LIBOR for the initial interest accrual period will be determined by the following formula:

          x + [19/30 * (y-x)]

           where: x = one-month LIBOR, and

           y = two-month LIBOR,

in each case, as of the second business day before the start of the initial accrual period. The resulting percentage figure will be rounded to the fifth decimal point.

Initial Auction Rate Adjustment Date

          The initial auction date and the initial rate adjustment and auction rate distribution dates for each class of auction rate notes are set forth below:

Class	Initial Auction Date	Initial Rate Adjustment and Auction Rate Distribution Dates
A-4	March 26, 2007	March 27, 2007
A-5	March 27, 2007	March 28, 2007
A-6	March 28, 2007	March 29, 2007
A-7	March 29, 2007	March 30, 2007
A-8	April 2, 2007	April 3, 2007
A-9	April 3, 2007	April 4, 2007
A-10	April 4, 2007	April 5, 2007
A-11	April 5, 2007	April 6, 2007
A-12	April 9, 2007	April 10, 2007
A-13	April 10, 2007	April 11, 2007
B-1	March 26, 2007	March 27, 2007
B-2	March 27, 2007	March 28, 2007
B-3	March 28, 2007	March 29, 2007
B-4	March 29, 2007	March 30, 2007

CUSIP Numbers

•	Class A-1 Notes:	194268AA6
•	Class A-2 Notes:	194268AB4
•	Class A-3 Notes:	194268AC2
•	Class A-4 Notes:	194267AA8
•	Class A-5 Notes:	194267AB6
•	Class A-6 Notes:	194267AC4
•	Class A-7 Notes:	194267AD2
•	Class A-8 Notes:	194267AE0
•	Class A-9 Notes:	194267AF7
•	Class A-10 Notes:	194267AG5
•	Class A-11 Notes:	194267AH3
•	Class A-12 Notes:	194267AJ9
•	Class A-13 Notes:	194267AK6
•	Class B-1 Notes:	194267AL4
•	Class B-2 Notes:	194267AM2
•	Class B-3 Notes:	194267AN0
•	Class B-4 Notes:	194267AP5

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes:	US194268AA63
•	Class A-2 Notes:	US194268AB47
•	Class A-3 Notes:	US194268AC20
•	Class A-4 Notes:	US194267AA80
•	Class A-5 Notes:	US194267AB63
•	Class A-6 Notes:	US194267AC47
•	Class A-7 Notes:	US194267AD20
•	Class A-8 Notes:	US194267AE03
•	Class A-9 Notes:	US194267AF77
•	Class A-10 Notes:	US194267AG50
•	Class A-11 Notes:	US194267AH34
•	Class A-12 Notes:	US194267AJ99
•	Class A-13 Notes:	US194267AK62
•	Class B-1 Notes:	US194267AL46
•	Class B-2 Notes:	US194267AM29
•	Class B-3 Notes:	US194267AN02
•	Class B-4 Notes:	US194267AP59

Use of Proceeds

          We estimate that the net proceeds from the sale of the series 2007-1 notes will be applied as follows:

Deposit to Acquisition Fund	$1,644,447,200
Deposit to Reserve Fund	$ 8,500,000
Deposit to Capitalized Interest Fund	$ 40,000,000
Deposit to Collection Fund	$ 3,100,000

Total	$1,696,047,200*
__________________
*Includes proceeds from the class A-14 notes.

          Approximately $924,000 of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the offered notes.

Plan of Distribution

          Subject to the terms and conditions set forth in the underwriting agreements, between ourselves and each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the offered notes set forth below its name.

	Underwriter
Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	J.P. Morgan Securities Inc.	UBS Securities LLC	Deutsche Bank Securities Inc.	Total
Class A-1 Notes	$50,000,000	$50,000,000	$50,000,000	$50,000,000	--	$200,000,000
Class A-2 Notes	$69,500,000	$69,500,000	$69,500,000	$69,500,000	--	$278,000,000
Class A-3 Notes	$55,500,000	$55,500,000	$55,500,000	$55,500,000	--	$222,000,000
Class A-4 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-5 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-6 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-7 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-8 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-9 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-10 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-11 Notes	$18,750,000	$18,750,000	$18,750,000	$18,750,000	--	$ 75,000,000
Class A-12 Notes	--	--	--	--	$50,000,000	$ 50,000,000
Class A-13 Notes	--	--	--	--	$50,000,000	$ 50,000,000
Class B-1 Notes	$ 6,250,000	$ 6,250,000	$ 6,250,000	$ 6,250,000	--	$ 25,000,000
Class B-2 Notes	$ 6,250,000	$ 6,250,000	$ 6,250,000	$ 6,250,000	--	$ 25,000,000
Class B-3 Notes	$ 6,250,000	$ 6,250,000	$ 6,250,000	$ 6,250,000	--	$ 25,000,000
Class B-4 Notes	$ 6,250,000	$ 6,250,000	$ 6,250,000	$ 6,250,000	--	$ 25,000,000

           The underwriters have agreed to purchase all of the offered notes listed above if any of the offered notes are purchased. The underwriters have advised that they propose to offer the offered notes to the public initially at the respective offering prices set forth below and on the cover page of this terms sheet, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

Class	Initial Public Offering Price	Underwriting Discount	Proceeds to the Issuing Entity	Concession	Reallowance
Class A-1 Notes	100%	0.190%	$199,620,000	0.114%	0.057%
Class A-2 Notes	100%	0.220%	$277,388,400	0.132%	0.066%
Class A-3 Notes	100%	0.260%	$221,422,800	0.156%	0.078%
Class A-4 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-5 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-6 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-7 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-8 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-9 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-10 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-11 Notes	100%	0.180%	$74,865,000	0.108%	0.054%
Class A-12 Notes	100%	0.180%	$49,910,000	0.108%	0.054%
Class A-13 Notes	100%	0.180%	$49,910,000	0.108%	0.054%
Class B-1 Notes	100%	0.200%	$24,950,000	0.120%	0.060%
Class B-2 Notes	100%	0.200%	$24,950,000	0.120%	0.060%
Class B-3 Notes	100%	0.200%	$24,950,000	0.120%	0.060%
Class B-4 Notes	100%	0.200%	$24,950,000	0.120%	0.060%

          The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

          Until the distribution of offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

          The underwriters may over-allot the offered notes to create a short position for the accounts of the underwriters by accepting orders for more offered notes than are to be sold.

          In addition, the underwriters may impose a penalty bid on the broker-dealer who sells the offered notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

          In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

          Any broker-dealer submitting an order for its own account in any auction could have an advantage over other potential holders in that it would have knowledge of other orders placed through it in that auction. A broker-dealer would not, however, have knowledge of orders submitted by other broker-dealers, if any. As a result of bidding by a broker-dealer in an auction, the auction rate may be higher or lower than the rate that would have prevailed had the broker-dealer not bid. A broker-dealer may also bid in an auction in order to prevent what would otherwise be a failed auction or the implementation of an auction rate that the broker-dealer believes, in its sole judgment, does not reflect the market for such securities at the time of the auction. A broker-dealer may also encourage additional or revised investor bidding in order to prevent an all-hold auction.

          One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

          Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

          We have been advised by the underwriters that they presently intend to make a market in the offered notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the offered notes may not develop.

          From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to us and our affiliates. From time to time, we may invest funds in the Reserve Fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

          The underwriting agreements provide that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

          Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

          No action has been or will be taken by us or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, the free-writing prospectus, this term sheet nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this term sheet or the free-writing prospectus comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such free-writing prospectus or this term sheet, in all cases at their own expense.

          We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended and the FSMA. The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

Prepayment, Yield and Maturity Considerations

          Generally, all of the issuing entity’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the issuing entity’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes’ final maturity date. Accordingly, in the event that the issuing entity’s student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before its final maturity date, causing a shortening of the notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

          The rate of prepayments on the issuing entity’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the issuing entity’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the issuing entity’s student loans, and the servicers are obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the issuing entity in that student loan and is not cured within the applicable cure period.

          However, scheduled payments with respect to, and maturities of, the issuing entity’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the issuing entity’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the issuing entity’s student loans may extend beyond the final maturity date for a class of notes.

          Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used herein to calculate prepayments is based on prepayment rates for specific loan types. For purposes of this transaction, we refer to this model as the “PPC.” The PPC applies a constant percentage rate (“CPR,” see discussion below) of prepayment that remains constant throughout the life of a student loan.

          100% PPC implies prepayment at a rate of 4.0% CPR for Consolidation Loans and 12.0% CPR for Stafford Loans and PLUS Loans.

          CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) x (1-(1-CPR) 1/12)

          Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC:

	0% PPC	50% PPC	100% PPC	150% PPC	200% PPC
Monthly Prepayment-Consolidation	$0.00	$1.68	$3.40	$5.14	$6.92
Loans
Monthly Prepayment-Stafford and	$0.00	$5.14	$10.60	$16.40	$22.61
PLUS Loans

          The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

          For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the statistical calculation date for the student loans is as of December 31, 2006;

•	the closing date is March 6, 2007;

•	all student loans in school and grace remain in their current status until their status end date and then move to repayment, and no student loan moves from repayment to any other status;

•	no defaults occur on any of the student loans;

•	100% of borrowers in a repayment status will pay on time;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	interest on student loans is assumed to capitalize once at repayment for borrowers not currently in repayment;

•	one-month LIBOR remains fixed at 5.32%, three-month LIBOR remains fixed at 5.36%, 90-day commercial paper remains fixed at 5.31%, and 91-day Treasury Bill remains fixed at 5.14% for the life of the transaction;

•	distributions on the notes begin on April 25, 2007 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

Class A-1 Notes	5.370%
Class A-2 Notes	5.440%
Class A-3 Notes	5.490%
Class A-4 Notes	5.320%
Class A-5 Notes	5.320%
Class A-6 Notes	5.320%
Class A-7 Notes	5.320%
Class A-8 Notes	5.320%
Class A-9 Notes	5.320%
Class A-10 Notes	5.320%
Class A-11 Notes	5.320%
Class A-12 Notes	5.320%
Class A-13 Notes	5.320%
Class A-14 Notes	5.415%
Class B-1 Notes	5.390%
Class B-2 Notes	5.390%
Class B-3 Notes	5.390%
Class B-4 Notes	5.390%

•	interest accrues on the LIBOR rate notes on an actual/360 day count basis and on the auction rate notes and the reset rate notes (LIBOR) on an actual/actual basis;

•	all fees and expenses are quoted on an annualized basis;

•	a master servicing fee equal to 0.40% per annum of the outstanding principal amount of the student loans, paid monthly by the issuing entity to the master servicer, beginning April 25, 2007;

•	an administration fee equal to 0.10% per annum of the outstanding principal amount of the student loans, paid monthly by the issuing entity to the administrator, beginning April 25, 2007;

•	trustee fees equal to 0.005% per annum of the principal amount of notes outstanding, paid monthly by the issuing entity to the trustee, beginning April 25, 2007;

•	an auction agent fee equal to 0.004% per annum of the principal amount of auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning April 25, 2007;

•	broker-dealer fees equal to 0.15% per annum of the principal amount of auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning April 25, 2007;

•	a consolidation loan rebate fee equal to 1.05% per annum of the outstanding principal amount of the student loans that are consolidation loans, paid monthly by the issuing entity to the Department of Education;

•	remarketing fees equal to 0.22% of the principal amount of reset rate notes outstanding and to be remarketed, beginning one year prior to the initial reset date and ending on the quarterly distribution date prior to the initial reset date, paid by the issuing entity to the remarketing agents;

•	the reserve fund has an initial balance equal to $8,500,000, and at all times a balance of no less than $2,000,000;

•	the collection fund has an initial balance equal to $3,100,000;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the reserve fund and collection fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.31% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

•	the capitalized interest fund has an initial balance equal to $40,000,000, and on April 25, 2008, that amount will be transferred to the collection fund;

•	student loans not purchased at closing by the issuing entity are assumed to be purchased at a price of 103.0% of the outstanding principal balance of the student loan being acquired and added to the issuing entity on May 1, 2007, using funds on deposit in the acquisition fund;

•	no clean up calls are assumed to occur; and

•	until February 25, 2010, funds may be transferred from the collection fund to the acquisition fund to be used to acquire additional student loans at a price equal to 101.5% of the outstanding principal balance (plus accrued interest to be capitalized) of the student loan being acquired, plus accrued interest that will not be capitalized.

          The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the student loans are the same as the assumed characteristics, remaining terms and ages.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE SERIES 2007-1 LIBOR RATE OFFERED NOTES
AT VARIOUS PRECENTAGES OF THE PPC

	Weighted Average Life (years)(1)
Class	0%	100%	150%	200%	250%	300%
Class A-1 Notes	2.99	2.99	2.99	2.99	2.99	2.99
Class A-2 Notes	7.00	7.00	7.00	7.00	7.00	6.89
Class A-3 Notes	11.99	11.99	11.99	11.54	10.62	9.82

Class	Expected Maturity Date
Class A-1 Notes	July 2011	July 2011	July 2011	July 2011	July 2011	July 2011
Class A-2 Notes	October 2015	October 2015	October 2015	October 2015	October 2015	July 2015
Class A-3 Notes	July 2021	July 2021	July 2021	January 2021	October 2019	January 2019

(1)             The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related quarterly distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

SERIES 2007-1, CLASS A-1 SENIOR NOTES
PRECENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PRECENTAGES OF THE PPC

Quarterly Distribution Dates	0%	100%	150%	200%	250%	300%
Closing	100%	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%	100%
January 2008	97%	97%	97%	97%	97%	97%
April 2008	93%	93%	93%	93%	93%	93%
July 2008	90%	90%	90%	90%	90%	90%
October 2008	86%	86%	86%	86%	86%	86%
January 2009	82%	82%	82%	82%	82%	82%
April 2009	78%	78%	78%	78%	78%	78%
July 2009	74%	74%	74%	74%	74%	74%
October 2009	64%	64%	64%	64%	64%	64%
January 2010	54%	54%	54%	54%	54%	54%
April 2010	45%	45%	45%	45%	45%	45%
July 2010	35%	35%	35%	35%	35%	35%
October 2010	25%	25%	25%	25%	25%	25%
January 2010	16%	16%	16%	16%	16%	16%
April 2010	8%	8%	8%	8%	8%	8%
July 2010	0%	0%	0%	0%	0%	0%

SERIES 2007-1, CLASS A-2 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	100%	150%	200%	250%	300%
Closing	100%	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%	100%
April 2012	99%	99%	99%	99%	99%	99%
July 2012	92%	92%	92%	92%	92%	92%
October 2012	85%	85%	85%	85%	85%	85%
January 2013	78%	78%	78%	78%	78%	78%
April 2013	72%	72%	72%	72%	72%	72%
July 2013	65%	65%	65%	65%	65%	65%
October 2013	58%	58%	58%	58%	58%	58%
January 2014	50%	50%	50%	50%	50%	50%
April 2014	43%	43%	43%	43%	43%	41%
July 2014	36%	36%	36%	36%	36%	30%
October 2014	28%	28%	28%	28%	28%	20%
January 2015	21%	21%	21%	21%	21%	11%
April 2015	13%	13%	13%	13%	13%	2%
July 2015	5%	5%	5%	5%	5%	0%
October 2015	0%	0%	0%	0%	0%	0%

SERIES 2007-1, CLASS A-3 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	100%	150%	200%	250%	300%
Closing	100%	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%	100%
October 2012	100%	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%	100%
July 2013	100%	100%	100%	100%	100%	100%
October 2013	100%	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%	100%
July 2014	100%	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%	92%
October 2015	100%	100%	100%	100%	100%	82%
January 2016	100%	100%	100%	100%	99%	73%
April 2016	100%	100%	100%	100%	89%	64%
July 2016	100%	100%	100%	100%	81%	56%
October 2016	100%	100%	100%	100%	72%	49%
January 2017	100%	100%	100%	92%	64%	41%
April 2017	94%	94%	94%	84%	57%	35%
July 2017	86%	86%	86%	76%	50%	28%
October 2017	79%	79%	79%	68%	43%	22%
January 2018	73%	73%	73%	61%	37%	16%
April 2018	66%	66%	66%	54%	31%	11%
July 2018	59%	59%	59%	48%	25%	6%
October 2018	52%	52%	52%	41%	19%	1%
January 2019	46%	46%	46%	35%	14%	0%
April 2019	40%	40%	40%	29%	9%	0%
July 2019	33%	33%	33%	24%	4%	0%
October 2019	29%	29%	29%	19%	0%	0%
January 2020	24%	24%	24%	14%	0%	0%
April 2020	20%	20%	20%	10%	0%	0%
July 2020	16%	16%	16%	6%	0%	0%
October 2020	12%	12%	12%	1%	0%	0%
January 2021	8%	8%	8%	0%	0%	0%
April 2021	4%	4%	4%	0%	0%	0%
July 2021	0%	0%	0%	0%	0%	0%

          The following targeted balance schedule pertains to the issuing entity’s series 2007-1 notes. This targeted balance schedule is computed assuming 100% PPC as described under “Prepayment, Yield and Maturity Considerations” in this term sheet. We make no representation regarding whether the assumptions used will occur as projected.

TARGETED BALANCE SCHEDULE
SERIES 2007-1 LIBOR RATE NOTES

Quarterly Distribution Dates	Class A-1 Notes Targeted Balance	Class A-2 Notes Targeted Balance	Class A-3 Notes Targeted Balance
Closing	$200,000,000	$278,000,000	$222,000,000
April 2007	$200,000,000	$278,000,000	$222,000,000
July 2007	$200,000,000	$278,000,000	$222,000,000
October 2007	$200,000,000	$278,000,000	$222,000,000
January 2008	$193,000,000	$278,000,000	$222,000,000
April 2008	$186,000,000	$278,000,000	$222,000,000
July 2008	$179,000,000	$278,000,000	$222,000,000
October 2008	$172,000,000	$278,000,000	$222,000,000
January 2009	$164,000,000	$278,000,000	$222,000,000
April 2009	$156,000,000	$278,000,000	$222,000,000
July 2009	$148,000,000	$278,000,000	$222,000,000
October 2009	$127,000,000	$278,000,000	$222,000,000
January 2010	$108,000,000	$278,000,000	$222,000,000
April 2010	$ 89,000,000	$278,000,000	$222,000,000
July 2010	$ 69,000,000	$278,000,000	$222,000,000
October 2010	$ 49,000,000	$278,000,000	$222,000,000
January 2011	$ 32,000,000	$278,000,000	$222,000,000
April 2011	$ 15,000,000	$278,000,000	$222,000,000
July 2011	$ 0	$278,000,000	$222,000,000
October 2011	$ 0	$278,000,000	$222,000,000
January 2012	$ 0	$278,000,000	$222,000,000
April 2012	$ 0	$274,000,000	$222,000,000
July 2012	$ 0	$256,000,000	$222,000,000
October 2012	$ 0	$237,000,000	$222,000,000
January 2013	$ 0	$218,000,000	$222,000,000
April 2013	$ 0	$199,000,000	$222,000,000
July 2013	$ 0	$180,000,000	$222,000,000
October 2013	$ 0	$160,000,000	$222,000,000
January 2014	$ 0	$140,000,000	$222,000,000
April 2014	$ 0	$120,000,000	$222,000,000
July 2014	$ 0	$ 99,000,000	$222,000,000
October 2014	$ 0	$ 78,000,000	$222,000,000
January 2015	$ 0	$ 57,000,000	$222,000,000
April 2015	$ 0	$ 36,000,000	$222,000,000
July 2015	$ 0	$ 14,000,000	$222,000,000
October 2015	$ 0	$ 0	$222,000,000
January 2016	$ 0	$ 0	$222,000,000
April 2016	$ 0	$ 0	$222,000,000
July 2016	$ 0	$ 0	$222,000,000
October 2016	$ 0	$ 0	$222,000,000
January 2017	$ 0	$ 0	$222,000,000
April 2017	$ 0	$ 0	$208,000,000
July 2017	$ 0	$ 0	$192,000,000
October 2017	$ 0	$ 0	$176,000,000
January 2018	$ 0	$ 0	$161,000,000
April 2018	$ 0	$ 0	$146,000,000
July 2018	$ 0	$ 0	$131,000,000
October 2018	$ 0	$ 0	$116,000,000
January 2019	$ 0	$ 0	$102,000,000
April 2019	$ 0	$ 0	$ 88,000,000
July 2019	$ 0	$ 0	$ 74,000,000
October 2019	$ 0	$ 0	$ 64,000,000
January 2020	$ 0	$ 0	$ 54,000,000
April 2020	$ 0	$ 0	$ 45,000,000
July 2020	$ 0	$ 0	$ 36,000,000
October 2020	$ 0	$ 0	$ 27,000,000
January 2021	$ 0	$ 0	$ 18,000,000
April 2021	$ 0	$ 0	$ 9,000,000
July 2021	$ 0	$ 0	$ 0